                                                                   EXHIBIT 10.63

                         PHYSICIAN HEALTH CORPORATION

                    Warrant and Preferred Stock Commitment
                    --------------------------------------


     This Agreement, dated as of September 12, 1997, is among Physician Health Corporation, a Delaware corporation (the "Company"), Weston Presidio Capital II,
                                          -------
L.P. ("WPC"), and the other holders of Series B Preferred Stock or Common Stock
       ---
of the Company who subsequently join this Agreement prior to October 13, 1997 as set forth in Exhibit 1 hereto as from time to time in effect (collectively with WPC, the "Preferred Stock Purchasers").
          --------------------------

                                   Recitals
                                   --------

     A. The Company would like to have additional funds available to make acquisitions and to finance its working capital and business growth.

     B.  Southwest Bank (the "Bank") is willing to make a $3,000,000 loan (the
                              ----
"Loan") to the Company evidenced by a Variable Rate Note dated September 12, 1997, in the original principal amount of $3,000,000, due January 10, 1998 and bearing interest at a per annum interest rate equal to the prime rate established by the Bank from time to time (the "Variable Rate Note"), but only
                                                ------------------
if WPC guarantees the Variable Rate Note pursuant to a Continuing Limited Guaranty Agreement dated the date hereof (the "Note Guarantee").
                                               --------------

     C. WPC is willing to enter into the Note Guarantee. In order to enable the Company to repay the Variable Rate Note, WPC and the other Preferred Stock Purchasers will severally purchase at a price of $4.00 per share shares of the Company's Series B Redeemable Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock") in an aggregate amount equal to the then principal
            ---------------
of, accrued interest on and expenses of the Bank with respect to the Variable Rate Note divided by $4.00. The portion of the Preferred Stock to be purchased by each Preferred Stock Purchaser will be equal to the percentage of the aggregate purchase price for all Preferred Stock (the "Commitment Amount")
                                                       -----------------
indicated for such Preferred Stock Purchaser in Exhibit 1 hereto as from time to time in effect (the "Commitment Percentage"). Such purchase will occur promptly
                     ---------------------
after a notice for guarantee payment has been delivered by the Bank or the Company to WPC or after a notice from WPC has been delivered to the Company and the other Preferred Stock Purchasers any time after January 12, 1998. The proceeds of the Preferred Stock will be used by the Company solely to repay in full the principal of, accrued interest on and expenses of the Bank with respect to the Variable Rate Note so that WPC will not be required to pay any amounts under its Note Guarantee.

     D. The Company is willing to obtain the Loan and to issue the Variable Rate Note only if it is assured that it will obtain financing to repay in full the principal of, accrued interest on and the Bank's expenses with respect to the Variable Rate Note prior to maturity through the sale of the Preferred Stock as provided herein or, at the Company's option, through other financing options.

     E. WPC and the Preferred Stock Purchasers are willing to commit to acquire such Preferred Stock only if the Company issues to them certain warrants to acquire at least 50,000 shares of the Company's Common Stock at a price of $4.00 per share.

                                   Agreement
                                   ---------

     NOW THEREFORE, in consideration of the mutual promises provided in this Agreement and for other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

     1.  Preferred Stock.
         ---------------

         1.1  Issuance.  Within ten business days after the earlier of (a) the
              --------
receipt by WPC of a notice from the Bank or the Company to pay under the Note Guarantee or (b) the receipt by the Company and the other Preferred Stock Purchasers of a notice from WPC delivered after January 12, 1998, the undersigned Preferred Stock Purchasers severally agree to purchase from the Company, and the Company agrees to sell to the Preferred Stock Purchasers in accordance with their respective Commitment Percentages, at a purchase price of $4.00 per share the aggregate number of shares of Preferred Stock equal to the then effective Commitment Amount divided by $4.00. The Preferred Stock shall be purchased by wire transfer of immediately available funds of such respective Commitment Percentages in the Commitment Amount on the purchase date set forth in such notice. The Company shall promptly apply the proceeds of the Preferred Stock solely to the payment in full of the Variable Rate Note (together with the Bank's expenses with respect thereto) and shall obtain the release of WPC from its obligations under the Note Guarantee. Upon the written request of WPC, the Company agrees to take any additional corporate action, including board of director votes, necessary to issue the Preferred Stock in accordance herewith.

         1.2  Unconditional Purchase. The parties agree to consummate the
              ----------------------
purchase of the Preferred Stock in accordance with this Section 1 regardless of the occurrence of a material adverse change in the business, assets, financial condition, income or prospects of the Company, the bankruptcy or insolvency of the Company, any litigation or other claims brought against the Company or any other event or circumstance. In the event that the Company is prohibited from issuing the Preferred Stock for any reason, whether on account of any bankruptcy proceeding, legal requirement or otherwise, each of the Preferred Stock Purchasers agrees that it will contribute to the amounts paid by WPC in guaranteeing the Variable Rate Note to the Bank, and the Preferred Stock Purchasers will make such arrangements among themselves, so that the payments under the Note Guarantee are made by them in substantially the proportions of the Preferred Stock that would otherwise have been acquired by them in accordance with this Section 1.

         1.3  Termination of Obligation. The Preferred Stock Purchasers'
              -------------------------
obligation to purchase and the Company's obligation to sell Preferred Stock shall cease automatically on the date WPC is released by the Bank from its obligations under the Note Guarantee.

     2.  Warrants.  As of the date hereof, the Company is issuing to each of the
         --------
Preferred Stock Purchasers party hereto on the date hereof warrants to purchase shares of its Common Stock on the terms and in substantially the form of Exhibit 2 hereto (the "Warrants"). The initial Warrants shall be for an aggregate of
               --------
50,000 shares of Common Stock and the Warrants issued to each Preferred Stock Purchaser party hereto are in the amount set forth in Exhibit 1 hereto. The shares covered by the Warrants shall be Voting Common Stock; provided, however,
                                                             --------  -------
that any Preferred Stock Purchaser may obtain Nonvoting Common Stock upon exercise of its Warrants upon written request to the Company. The exercise price for the Warrant is $4.00 per share of Common Stock. As provided in the Warrants, the number of shares subject to the Warrants shall increase by an aggregate of 20,000 shares of Common Stock on the 12th day of each month, commencing October 12, 1997, and ending January 12, 1998, during which the Preferred Stock Purchasers are still obligated to purchase Preferred Stock hereunder. In the event such commitments are terminated during any month after October 12, 1997 and prior to January 13, 1998, the increased shares subject to the Warrants shall be prorated based on the number of days during the month that the Preferred Stock purchase obligation remained in effect.

     3.  Default by Preferred Stock Purchaser.  In the event that any Preferred
         ------------------------------------
Stock Purchaser does not purchase its portion of the Preferred Stock at the closing therefor in accordance with Section 1, in addition to any other rights or remedies available to the Company, WPC and the other Preferred Stock Purchasers under law or in equity, the Warrants of the defaulting Preferred Stock Purchaser shall be canceled. In the event that such Warrants have then for any reason previously been exercised, at the option of the Company, the Company shall rescind such exercise and sale of Common Stock to the defaulting Preferred Stock Purchaser. The other Preferred Stock Purchasers may each subscribe for the allocated portion of Preferred Stock that would have been issued to such defaulting Preferred Stock Purchaser. In the event that any portion of such defaulting Preferred Stock Purchaser's allocation shall remain unsold, WPC shall acquire such remaining portion.

     4.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants as follows:

         4.1  Organization. The Company is a duly organized and validly existing
              ------------
corporation in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to enter into and perform this Agreement and to issue the Warrants and Preferred Stock and to carry on the business now conducted or presently proposed to be conducted by it. The Company has taken corporate action necessary to authorize this Agreement, the Warrants and the Preferred Stock. This Agreement is, and the Warrants and Preferred Stock will be, duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally and by principles of equity.

         4.2  Capital Stock of the Company. The authorized and outstanding
              ----------------------------
capital stock of the Company is set forth in Exhibit 4.2 hereto, which also shows (a) in all material respects the beneficial and record ownership of such stock and (b) any options, warrants, conversion rights and other purchase rights.

         4.3  Financial Statements.  The Company has furnished to the Preferred
              --------------------
Stock Purchasers complete copies of (a) the audited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1996, together with the related statements of income, cash flows and stockholders' equity for the fiscal year then ended, accompanied by the audit report of Coopers & Lybrand LLC and
(b) the unaudited consolidated balance sheet of the Company and its subsidiaries as of June 30, 1997, together with the unaudited consolidated income statement for the six-month fiscal period then ended. These financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition of the Company and its subsidiaries at the date thereof and the results of their operations for the periods covered thereby (except for the addition of footnotes and year-end audit adjustments in the case of the interim financial statements). Since December 31, 1996, no material adverse effect upon the business, assets, financial condition, income or prospects of the Company and its subsidiaries on a consolidated basis has occurred.

         4.4  Litigation.  No litigation or proceeding is currently before any
              ----------
foreign, federal, state or municipal board or other governmental or administrative agency or any arbitrator, nor, to the knowledge of the executive officers of the Company, is such litigation, or proceeding threatened or pending, against the Company or its subsidiaries or, to the Company's knowledge, any officer of the Company or its subsidiaries, which in the aggregate would reasonably be expected to result in a material adverse effect on the business, assets, financial condition, income or prospects of the Company and its subsidiaries on a consolidated basis or which seeks rescission of, seeks to enjoin the consummation of or which questions the validity of this Agreement or the issuance of the Warrants or Preferred Stock.

         4.5  No Conflict With Other Agreements.  Except for the Ancillary
              ---------------------------------
Agreements (as defined below) prior to their amendment as set forth in Section 5.2, neither the execution and delivery of this Agreement or the issuance of the Warrants or the Preferred Stock as contemplated hereby will (a) constitute a breach or a default under any agreement, instrument, deed or lease of the Company or its subsidiaries that has not been consented to or waived, (b) result in acceleration in the time for performance of any obligation of the Company or its subsidiaries under any such agreement, instrument, deed or lease, (c) result in the creation of any lien upon any asset of the Company or its subsidiaries, (d) require any consent, waiver or amendment to any agreement, instrument, deed or lease that has not been obtained, (e) give rise to any severance payment, right of termination, securities purchase right or other right under any agreement, instrument, deed or lease or (f) violate or give rise to a default under any statute, rule, regulation, law, order or decree, except for events or conditions described in clauses (a) through (f) above which will not in the aggregate have any material adverse effect upon the business, assets, financial condition, income or prospects of the Company and its subsidiaries on a consolidated basis.

         4.6  Reservation of Shares.  The Company has reserved shares of its
              ---------------------
Preferred Stock for sale as contemplated hereby and of its Common Stock for issuance upon exercise or conversion of the Warrants and conversion of the Preferred Stock. All such shares, when so issued upon such exercise or conversion for the full consideration therefor, shall be duly authorized, validly issued, fully paid and nonassessable.

     5.  Post-Closing Covenants.
         ----------------------

         5.1  Legal Opinion.  On or before September 19, 1997, the Company will
              -------------
furnish to the Preferred Stock Purchasers the legal opinion of Jackson Walker L.L.P., the Company's counsel, with respect to the Warrants and the Preferred Stock in form and substance reasonably satisfactory to WPC.

         5.2  Amendments of Related Agreements.  The Company shall use its best
              --------------------------------
efforts to cause the Preferred Stock, Warrants and the shares issuable upon conversion or exercise thereof to be subject to the Registration Rights Agreement and the Second Amended and Restated Stockholders Agreement, each dated as of June 16, 1997 as from time to time amended and in effect (the "Ancillary
                                                                     ---------
Agreements").  In any event, no later than October 1, 1997, the Company shall
----------
grant the holders of the Warrants registration rights substantially the same as the registration rights provided to holders of Preferred Stock pursuant to such Registration Rights Agreement.

     6.  Representations by Preferred Stock Purchasers; Restrictions on
         --------------------------------------------------------------
Transfer.
--------

         6.1  Representations by Preferred Stock Purchasers. Each of the
              ---------------------------------------------
Preferred Stock Purchasers severally represents and warrants to the Company as follows:

         (a) Such Preferred Stock Purchaser is an "accredited investor" for purposes of Regulation D under the federal Securities Act of 1933, as amended (the "Securities Act"), and is acquiring the Warrants and Preferred
                   --------------
     Stock for investment for its own account, and not with a view to selling or otherwise distributing them in violation of the Securities Act; provided, however, that nothing contained in this
                         --------  -------
     Section 6.1(a) shall prevent the Preferred Stock Purchasers from transferring the Warrants and Preferred Stock in compliance with this
     Section 6.

         (b) Such Preferred Stock Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of the investment in the Company and such Preferred Stock Purchaser is able financially to bear the risks thereof.

         (c) Such Preferred Stock Purchaser has had an opportunity to discuss the Company, business, management and financial affairs with the Company's management and has received (or had made available to such Preferred Stock Purchaser) any financial and business documents requested by such Preferred Stock Purchaser.

         (d) Such Preferred Stock Purchaser acknowledges that there is no additional information regarding the Company or the Warrants and Preferred Stock which such Preferred Stock Purchaser wishes to receive or which such Preferred Stock Purchaser requires in order to make a reasoned, informed investment decision with respect to the Warrants and Preferred Stock.

         6.2  Home Office Payment.  All payments, if any, made in respect of the
              -------------------
Warrants and Preferred Stock held by the Preferred Stock Purchasers shall be paid by wire transfer or Company check to the address shown on Exhibit 1B, accompanied by sufficient information to identify the source and application thereof or by such other method or at such other address as the Preferred Stock Purchasers shall have from time to time given timely notice of to the Company.

         6.3  Replacement of Lost Securities. Upon receipt of evidence
              ------------------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or Preferred Stock and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of a security held by the Preferred Stock Purchasers or any institutional holder or by the Preferred Stock Purchasers or such institutional holder's nominee, of an unsecured indemnity agreement from the Preferred Stock Purchasers or such other holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such security for cancellation to the Company at its principal office, the Company at its expense will execute and deliver in lieu thereof, a new security of like tenor. Any security in lieu of which any such new security has been so executed and delivered by the Company shall not be deemed to be an outstanding security for any purpose.

         6.4  Transfer, Exchange and Conversion.  The Company shall keep at its
              ---------------------------------
principal office a register in which shall be entered the names and addresses of the holders of the capital stock, Warrants and Preferred Stock of the Company and particulars of the respective Preferred Stock, Common Stock, Preferred Stock (including the classes thereof) and Warrants held by them and of all transfers, exchanges, conversions and redemptions of such capital stock. Upon surrender at such office or such other place as shall be duly specified by the Company of any certificate representing shares of capital stock, Warrants or Preferred Stock for exchange or (subject to compliance with the applicable provisions of this Agreement, including the conditions set forth in Section 6.5) transfer or for conversion, the Company shall as appropriate issue, at its expense, one or more new certificates, Warrants or Preferred Stock in such denomination or denominations as may be requested, and registered as such holder may request. Any certificate representing shares of capital stock, Warrants or Preferred Stock surrendered for registration or transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange or conversion provided for in this Section 6.4.

         6.5     Restrictions on Transfer. The Warrants and Preferred Stock
                 ------------------------
shall be transferable only upon satisfaction of the applicable conditions specified in this Section 6.5 and unless sold in an offering registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

         6.5.1   Restrictive Legend. Except as otherwise permitted by Section
                 ------------------
     6.5.3, each share of Preferred Stock and each Warrant shall bear a legend (in addition to any other required legends) in substantially the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold, or otherwise transferred, in the absence of such registration or an exemption therefrom under such Act and under any such applicable state laws. In addition, the shares represented by this certificate are subject to restrictions on transfer contained in a Warrant and Preferred Stock Commitment dated as of September 12, 1997, a copy of which is available at the issuer's office and will be furnished free of charge to the holder hereof."

         6.5.2   Notice of Proposed Transfer; Opinions of Counsel.  Prior to any
                 ------------------------------------------------
     transfer of any Warrant or Preferred Stock other than pursuant to an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer, describing in reasonable detail the manner of the proposed transfer. If any such holder delivers to the Company (a) an opinion of counsel reasonably acceptable to the Company addressed to the Company to the effect that the proposed transfer may be effected without registration of such security under the Securities Act or applicable state securities laws (or a certificate of an officer of such holder that the transfer is being made to a wholly owned

     Subsidiary of the holder's corporate parent) and (b) the written agreement of the proposed transferee to be bound by all of the terms and conditions of this Agreement (including this Section 6.5) and the Ancillary Agreements, such holder shall thereupon be entitled, within 10 days thereafter, to transfer such Warrant or Preferred Stock in accordance with the terms of this Agreement and the notice delivered by such holder to the Company. Each certificate representing such shares or Preferred Stock issued upon or in connection with such transfer shall bear the restrictive legend set forth in Section 6.5.1, in each case unless the restrictions on transfer provided for in Section 6.5 shall have ceased and terminated as to such Warrant or Preferred Stock pursuant to Section 6.5.3.

         6.5.3   Termination of Restrictions. The restrictions imposed by
                 ---------------------------
     Section 6.5.1 upon the transferability of Warrant or Preferred Stock shall terminate as to any particular Warrant or Preferred Stock and any securities issued in exchange or conversion therefor or upon transfer thereof when, in the opinion of counsel reasonably acceptable to the Company, such restrictions are no longer required in order to assure compliance with the Securities Act. Whenever any of such restrictions shall terminate as to any Warrant or Preferred Stock, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 6.5.1.

         6.5.4   Assumption of this Agreement.  As a condition precedent to any
                 ----------------------------
     transfer of the Warrant or Preferred Stock, the transferee shall be bound by the terms of this Agreement to which the transferring Preferred Stock Purchaser is a party and such transferee shall execute such documents or certificates reasonably requested by the Company to confirm and effect the foregoing.

     7.  Expenses, Etc.
         --------------

         7.1  Expenses. The Company hereby agrees to pay on demand all
              --------
reasonable out-of-pocket expenses incurred by WPC in connection with the transactions contemplated by this Agreement and by any Preferred Stock Purchasers in connection with any amendments or waivers (whether or not the same become effective) hereof and all expenses incurred by the Preferred Stock Purchasers or any holder of any Warrant or Preferred Stock issued hereunder in connection with the enforcement in good faith of any rights hereunder, including
(a) the reasonable fees, expenses and disbursements of the Preferred Stock Purchasers' special counsel in connection with the transactions contemplated by this Agreement and the other transactions contemplated hereby; and (b) all taxes (other than taxes determined with respect to income), including any recording fees and filing fees and documentary stamp and similar taxes, at any time payable in respect of this Agreement or the issuance of any of the Warrants or Preferred Stock.

         7.2  Indemnification. The Company shall indemnify and hold the
              ---------------
Preferred Stock Purchasers and each of the Preferred Stock Purchasers' partners, stockholders, officers, directors, employees and agents free and harmless from and against all actions, causes of action, suits, litigation, losses, liabilities and damages, investigations or proceedings ("Actions") instituted by any governmental agency or any other person and expenses in connection therewith, including reasonable attorneys' fees and disbursements, incurred by the indemnitee or any of them as a result of, or arising out of, or relating to
(a) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale by the Company of any of the Warrants or Preferred Stock, or (b) the execution, delivery, performance or enforcement of this Agreement or any instrument contemplated hereby by any of the indemnitees, except in each such case described in clauses (a) or (b) above for any such indemnified liabilities arising on account of any indemnitee's gross negligence or willful misconduct. The Company shall have the right to control the defense of any such actions or other proceedings and to select counsel in connection therewith, except to the extent a conflict of interest, separate defenses or other circumstances indicate that separate counsel for the indemnitee is customary practice.

     8.  Further Assurances.  The Company and the Preferred Stock Purchasers
         ------------------
agree to take all other action and to execute and deliver all other instruments and documents as may be necessary to carry out the transactions contemplated by this Agreement.

     9.  Notices.  Any notice or other communication in connection with this
         -------
Agreement or the Warrant or Preferred Stock shall be deemed to be delivered if in writing addressed as provided in Exhibit 1 hereto and if either (a) actually delivered at such address, (b) two business days shall have elapsed after the same shall have been deposited for overnight delivery with a courier of national recognition, (c) in the case of a telecopy within the United States, upon confirmation of receipt of such telecopy (which confirmation may consist of a telecopy machine printout showing successful transmission), if such telecopy is followed by a copy of the same being deposited within one business day of such telecopy with an overnight courier (for overnight delivery) or (d) transmitted to any address outside of the United States, by telecopy and confirmed by overnight or two-day courier.

     10. General.  The invalidity or unenforceability of any term or provision
         -------
hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement, the Warrants and the Preferred Stock constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all present and prior agreements, whether written or oral. This Agreement is intended to take effect as a sealed instrument and may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     The undersigned have executed this Agreement under seal as of the date first above written.

Company:                               PHYSICIAN HEALTH CORPORATION



                                       By:
                                          -------------------------------------
                                          Title:

Preferred Stock Purchasers:            WESTON PRESIDIO CAPITAL II, L.P.

                                       By:  WESTON PRESIDIO CAPITAL
                                            MANAGEMENT, L.P.



                                       By:
                                          -------------------------------------
                                          General Partner

                                       The following entities join in and become party to this Agreement as Preferred Stock Purchasers as of the date and with a Commitment Percentage as set forth below their signatures:


                                       BANCBOSTON INVESTMENTS INC.


                                       By
                                          -------------------------------------
                                          Title:
                                          Date:
                                          Commitment Percentage:

                                       MERCURY ASSET MANAGEMENT plc, on behalf
                                       of ROWAN NOMINEES LIMITED


                                       By:
                                          -------------------------------------
                                          Title:
                                          Date:
                                          Commitment Percentage:

                                       NATWEST VENTURES INVESTMENTS LIMITED


                                       By:
                                          -------------------------------------
                                          Title:
                                          Date:
                                          Commitment Percentage:


                                       ST. PAUL VENTURE CAPITAL IV, LLC


                                       By:
                                          -------------------------------------
                                          Title:
                                          Date:
                                          Commitment Percentage:


                                       PARTECH U.S. PARTNERS III C.V.


                                       By:
                                          -------------------------------------
                                          Title:
                                          Date:
                                          Commitment Percentage:


                                       U.S. GROWTH FUND PARTNERS C.V.


                                       By:
                                          -------------------------------------
                                          Title:
                                          Date:
                                          Commitment Percentage:

                                       AXA U.S. GROWTH FUND LLC


                                       By:
                                          -------------------------------------
                                          Title:
                                          Date:
                                          Commitment Percentage:

                                       DOUBLE BLACK DIAMOND II LLC


                                       By:
                                          -------------------------------------
                                          Title:
                                          Date:
                                          Commitment Percentage:


                                       ALMANORI LIMITED


                                       By:
                                          -------------------------------------
                                          Title:
                                          Date:
                                          Commitment Percentage:


                                       MULTINVEST LIMITED


                                       By:
                                          -------------------------------------
                                          Title:
                                          Date:
                                          Commitment Percentage:


                                       NATIONAL CITY VENTURE CORPORATION


                                       By:
                                          -------------------------------------
                                          Title:
                                          Date:
                                          Commitment Percentage:

                                   EXHIBIT 1
                                   ---------


                                                                                                                  Common Shares
                                                                                       Initial Shares of       Initially Subject to
                                                                                        Preferred Stock           Preferred Stock
                                                                                     (Increase for Accrued    (Increase for Accrued
   Investors                            Commitment        Common Shares Initially     Variable Rate Note        Variable Rate Note
Name and Address                        Percentage          Subject to Warrant       Interest and Expenses)   Interest and Expenses)
----------------                        ----------          ------------------       ----------------------   ----------------------

WESTON PRESIDIO                           35.23%                  17,615                      264,222                    264,222
CAPITAL II, L.P.
One Federal Street
Boston, MA 02110
Telephone:  (617) 988-2500
Telecopy:  (617) 988-2515

EGL HOLDINGS FUNDS                        22.50%                  11,249                      168,750                    168,750
6600 Peachtree-Dunwoody Road
Building 300, Suite 630
Atlanta, GA  30328
Tel: 770-399-5633
Fax: 770-393-4825

ST. PAUL VENTURE                          10.57%                   5,284                       79,257                     79,257
CAPITAL IV, LLC
c/o St. Paul Venture Capital, Inc.
Normandale Office Park, Suite 1940
8500 Normandale Lake Blvd.
Bloomington, MN  55437
Tel:  612-830-7490
Fax:  612-830-7475

PARTECH INTERNATIONAL FUNDS               10.57%                   5,284                       79,257                     79,257
50 California Street, Suite 3200
San Francisco, CA  94111
Tel:  415-788-2929
Fax:  415-788-6763
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


                                                                                                                  Common Shares
                                                                                       Initial Shares of       Initially Subject to
                                                                                        Preferred Stock           Preferred Stock
                                                                                    (Increase for Accrued   (Increase for Accrued
   Investors                         Commitment        Common Shares Initially        Variable Rate Note       Variable Rate Note
Name and Address                     Percentage          Subject to Warrant         Interest and Expenses)   Interest and Expenses)
----------------                     ----------          ------------------         ----------------------   ----------------------
BANCBOSTON                             10.57%                       5,284                      79,257                      79,257
INVESTMENTS INC.
175 Federal Street
31st Floor
Boston, MA  02110
Tel: (617) 434-5917
Fax: (617) 434-1153

NATIONAL CITY VENTURE                  10.57%                       5,284                      79,257                      79,257
CORPORATION
1965 E. 6th Street
Suite 1010
Cleveland, OH  44114
Tel:  216-575-9482
Fax:  216-575-9965

                                     ---------                   ---------                   ---------                   --------
Grand Total                              100%                      50,000                     750,000                     750,000

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